EXHIBIT 99.1

For more information, contact:
William M. Lowe, Jr.
Vice President
Chief Operating Officer
Chief Financial Officer
(336) 316-5664

Unifi Announces Second Quarter Results

        GREENSBORO, N.C. - January 20, 2005 - Unifi, Inc. (NYSE:UFI) today released operating results for its second quarter ending December 26, 2004.

         The Company reported a net loss from continuing operations of $4.7 million or $0.09 per share for the quarter ending December 26, 2004 compared to a net loss of $7.0 million or $0.14 per share for the prior year December quarter.  Net income, including discontinued operations, was a net loss of $7.7 million or $0.15 per share compared to a net loss, including discontinued operations of $9.2 million or $0.18 per share for the prior year December quarter.

        Net sales from continuing operations for the December quarter, which include sales from the INVISTA polyester manufacturing assets acquired in September 2004, were $208.5 million, an increase of $42.2 million or 25.4 percent compared to net sales of $166.3 million for the prior year December quarter.

       Selling, general and administrative (SG&A) expenses were 4.8 percent of sales from continuing operations for the December quarter and 5.0 percent for the first half of fiscal 2005, compared to prior year results of 7.1 percent and 7.3 percent, respectively. Cash-on-hand as of December 26, 2004 was $53.0 million, up $7.3 million from the quarter ended September 26, 2004.

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Unifi Announces Second Quarter Results - page 2

        "The first 90-days of transition following our acquisition in Kinston, North Carolina have gone extremely well, as evidenced by the improvement in the current quarter results compared to last year.  Considering that we exited the Manufacturing Alliance agreement and took over a facility in need of significant reorganization, we are very pleased with the execution of our plan to date," said Bill Lowe, Chief Operating Officer and CFO for Unifi.  "We have also continued to focus on the fundamentals of reducing SG&A expenses and balance sheet management, which has enabled the Company to record an operating profit from continuing operations of $0.7 million for the first half of fiscal 2005 compared to a loss of $7.7 million for the same period in the prior year."

        Net sales from continuing operations for the first half of fiscal 2005 were $388.6 million, an increase of $58.6 million or 17.8 percent over net sales of $330.0 million for the prior year first half.

        For the first half of fiscal 2005, the Company reported a net loss from continuing operations of $6.0 million or $0.11 cents per share, which compares favorably to a net loss of $9.6 million or $0.18 cents per share for the prior year first half.  Net income, including discontinued operations for the first half of fiscal 2005 includes charges associated with the closure of the Company's facility in Ireland, was a net loss of $30.3 million or $0.58 cents per share compared to a net loss of $13.8 million or $0.26 cents per share for the prior year fiscal first half.

     Brian Parke, Chairman and Chief Executive Officer for Unifi, said, "The success of the strategies and actions taken by the Company are not only visible in our operating results, they have also prepared us for the elimination of quotas.  Our products and services are more diversified and vertically-integrated than ever and our cost structure remains competitive for the markets we serve.  We are confident that the strength of our underlying business, our strong balance sheet, and strategies for global growth have the Company well-prepared for the continued challenges that our industry will face in the year ahead."

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Unifi Announces Second Quarter Results - page 3

      Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials.  The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages.  Key Unifi brands include, but not limited to: Sorbtek®, A.M.Y.®, Mynx™ UV, Reflexx®, MicroVista® and Satura®.  Unifi's yarns and brands are readily found in home furnishings, apparel, legwear and sewing thread, as well as industrial, automotive, military and medical applications.  For more information about Unifi, visit http://www.unifi.com.

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Financial Statements to Follow

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Unifi Announces Second Quarter Results - page 4

UNIFI, INC. CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In Thousands Except Per Share Data)	For the Quarters Ended		For the Year to Date Periods Ended

	December 26, 2004	December 28, 2003	December 26, 2004	December 28, 2003

Net sales	$ 208,473	$ 166,311	$ 388,628	$ 330,032
Cost of sales	198,787	161,262	368,382	313,523
Selling, general & administrative expense	10,013	11,787	19,527	24,210
Operating profit (loss)	(327)	(6,738)	719	(7,701)
Interest expense	5,294	4,789	9,961	9,530
Interest income	(509)	(484)	(922)	(1,226)
Other (income) expense, net	3,276	415	3,734	992
Equity in (earnings) losses of
unconsolidated affiliates	(674)	146	(1,791)	(111)
Minority interest (income) expense	(309)	(1,121)	(497)	(2,077)
Restructuring charges	-	800	-	800

Loss before income tax benefit	(7,405)	(11,283)	(9,766)	(15,609)
Benefit for income taxes	(2,710)	(4,255)	(3,815)	(5,984)
Loss from continuing operations	(4,695)	(7,028)	(5,951)	(9,625)
Loss from discontinued operations - net of tax	(3,051)	(2,192)	(24,350)	(4,157)
Net loss	$ (7,746)	$ (9,220)	$ (30,301)	$ (13,782)

Earnings (losses) per common share
(basic and diluted):
Net loss - continuing operations	$ (0.09)	$ (0.14)	$ (0.11)	$ (0.18)
Net loss - discontinued operations	$ (0.06)	$ (0.04)	$ (0.47)	$ (0.08)
Net loss	$ (0.15)	$ (0.18)	$ (0.58)	$ (0.26)

Average basic and diluted shares outstanding	52,095	52,098	52,086	52,422

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Unifi Announces Second Quarter Results - page 5

UNIFI, INC. CONSOLIDATED BALANCE SHEETS
(Unaudited) (In Thousands)
	December 26,2004	September 26, 2004	June 27, 2004
Assets
Cash and cash equivalents	$ 52,951	$ 45,726	$ 65,221
Receivables	131,016	129,514	125,949
Inventories	153,290	117,870	116,995
Deferred income taxes	15,885	13,721	12,237
Discontinued operations	13,548	13,225	13,899
Other current assets	11,595	10,129	10,657
Total current assets	378,285	330,185	344,958

Property, plant and equipment	323,070	332,171	341,559
Investments in unconsolidated affiliates	157,359	165,124	163,941
Other noncurrent assets	18,240	19,861	22,077
	$ 876,954	$ 847,341	$ 872,535
Liabilities and Shareholders' Equity
Accounts payable	$ 72,074	$ 70,311	$ 75,504
Accrued expenses	52,454	45,250	44,850
Income taxes payable	1,633	2,142	1,523
Current maturities of long-term debt
and other current liabilities	9,188	8,820	8,497
Total current liabilities	135,349	126,523	130,374

Long-term debt and other liabilities	287,471	264,103	263,779
Deferred income taxes	66,922	67,968	71,921
Minority interests	4,024	4,371	4,560
Shareholders' equity	383,188	384,376	401,901
	$ 876,954	$ 847,341	$ 872,535

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Unifi Announces Second Quarter Results - page 6

UNIFI, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In Thousands)
	For the Six Months Ended
	December 26, 2004	December 28, 2003

Cash flows from operating activities:
Net loss from continuing operations	$ (5,951)	$ (9,625)
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Net (earnings) loss of unconsolidated equity affiliates,
net of distributions	(18)	27
Depreciation	25,118	29,813
Amortization	628	648
Net gain on asset sales	(584)	(104)
Deferred income tax	(8,835)	(6,841)
Provision for bad debt and quality claims	4,649	963
Other noncurrent assets	4,109	-
Other	(273)	(1,295)
Change in assets and liabilities, excluding
effects of acquisitions and foreign currency
adjustments	(15,799)	(15,592)
Net cash provided by (used in) operating
activities	3,044	(2,006)

Investing activities:
Capital expenditures	(3,424)	(4,663)
Strategic investment costs	(1,002)	(1,069)
Investment in foreign restricted assets	(574)	(535)
Return of capital from equity affiliates	6,727	-
Collection of notes receivable	204	264
Proceeds from sale of capital assets	601	166
Other	(44)	(5)
Net cash provided by (used in) investing
activities	2,488	(5,842)
Financing activities:
Purchase and retirement of Company stock	(2)	(8,387)
Common stock issued upon exercise of options	104	-
Other	189	(1,226)
Net cash provided by (used in) financing
activities	291	(9,613)
Discontinued operations and net change in assets
held for sale	(22,837)	(1,287)
Effect of exchange rate changes on cash and cash
equivalents	4,744	1,258
Net decrease in cash and cash equivalents	(12,270)	(17,490)
Cash and cash equivalents at beginning of period	65,221	76,801
Cash and cash equivalents at end of period	$ 52,951	$ 59,311

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Unifi Announces Second Quarter Results - page 7

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, management's beliefs and assumptions made by management.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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